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                                 Exhibit 3(a)


SUTHERLAND                                          1275 Pennsylvania Avenue, NW
ASBILL &                                               Washington, DC 20004-2415
BRENNAN LLP                                                         202-383-0100
ATTORNEYS AT LAW                                                fax 202-637-3593
                                                                  www.sablaw.com

     STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com

                                 July 28, 2000

GE Capital Life Assurance
Company of New York
125 Park Avenue, 6th Floor
New York, NY 10017-5529

          Re: GE Capital Life Separate Account III
              ------------------------------------

Ladies and Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 filed by GE Capital Life Separate Account III for certain variable life insurance policies (File No. 333-32908). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND ASBILL & BRENNAN LLP


                                   By: /s/ Stephen E. Roth
                                       -----------------------
                                       Stephen E. Roth